EXHIBIT 1


                                                               EXECUTION VERSION


                           SCHERING-PLOUGH CORPORATION

                   6.00% MANDATORY CONVERTIBLE PREFERRED STOCK

                             UNDERWRITING AGREEMENT

                                                                  August 4, 2004

GOLDMAN, SACHS & CO.
BANC OF AMERICA SECURITIES LLC
CITIGROUP GLOBAL MARKETS INC.

c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004
  As Representatives of the
  Underwriters named in
  SCHEDULE II hereto

Ladies and Gentlemen:

         Schering-Plough Corporation, a New Jersey corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in SCHEDULE II hereto (the "UNDERWRITERS"), for whom you (the "REPRESENTATIVES") are acting as representatives, an aggregate of 25,000,000 shares of its 6.00% mandatory convertible preferred stock, par value $1.00 per share (the "PREFERRED STOCK"), convertible into common shares, par value $0.50 per share (the "COMMON STOCK") of the Company (the "FIRM SECURITIES") and, at the election of the Underwriters, up to an additional 3,750,000 shares of Preferred Stock (the "OPTIONAL SECURITIES") (the Firm Securities and the Optional Securities that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the "UNDERWRITTEN SECURITIES"). The Underwritten Securities will be established by the certificate of amendment to the certificate of incorporation of the Company identified in
SCHEDULE I hereto (the "CERTIFICATE OF AMENDMENT"). If the firm or firms listed in SCHEDULE II hereto include only the firm or firms listed in SCHEDULE I hereto as Representatives, then the terms "Underwriters" and "Representatives", as used herein, shall each be deemed to refer to such firm or firms.

         The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-3 (No. 333-113222) in respect of certain of the Company's securities (the "SHELF SECURITIES"), and has filed such amendments thereto as may have been required to the date of this Agreement. The Company has also filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Securities Act of 1933, as amended (the "1933 ACT"), a prospectus supplement specifically relating to the Underwritten Securities. The registration statement, as amended, has been declared effective by the Commission. Such registration statement, as amended, and the related prospectus covering the Shelf Securities constituting a part thereof, as from time to time amended or supplemented pursuant to the Securities Exchange Act of 1934, as amended (the "1934 ACT"), the 1933 Act, or otherwise, and including any registration statement filed pursuant to Rule 462(b) of the 1933 Act, are collectively referred to herein as the "REGISTRATION STATEMENT" and the "BASIC PROSPECTUS", respectively. The Basic Prospectus as supplemented by the prospectus supplement (the "PROSPECTUS SUPPLEMENT") specifically relating to the Underwritten Securities in the form used to confirm sales of the Underwritten Securities is hereinafter referred to as the "PROSPECTUS"; PROVIDED, HOWEVER, that all references to the "Registration Statement" and the "Prospectus" will include all documents incorporated therein by reference and filed prior to the execution of this Agreement.

         SECTION 1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Representatives and to each Underwriter named in SCHEDULE II hereto as of the date hereof, as follows:

                (a) The Registration Statement and the Prospectus, at the time the Registration Statement became effective and as of the date of this Agreement, complied in all material respects with the requirements of the 1933 Act and the rules and regulations thereunder (the "REGULATIONS"). The Registration Statement, at the time the Registration Statement became effective and as of the date of this Agreement, did not, and will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time the Registration Statement became effective and as of the date of this Agreement, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or Prospectus.

                (b) The financial statements (as supplemented by the related notes and schedules) included in the Registration Statement and Prospectus present fairly the financial position of the Company and its consolidated subsidiaries on a consolidated basis, as at the dates indicated, and the respective results of operations for the periods specified therein, and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved.

                (c) The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied or will comply when so filed, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder, and, when read together and with the other information in the Prospectus, at the time the Registration Statement became effective and at the time any amendments thereto become effective or hereafter during the period specified in Section 3(b), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.


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


                (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be disclosed or incorporated in or contemplated by the Registration Statement and Prospectus as of the date of this Agreement:
         (i) there has not been any material adverse change in the financial condition, or in the results of operations, of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "MATERIAL ADVERSE EFFECT") and (ii) there have not been any transactions entered into by the Company or its subsidiaries not in the ordinary course of business, including borrowings for the acquisition of receivables and other operations, other than transactions that are not material in relation to the Company and its subsidiaries considered as one enterprise.

                (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey with power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases property, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

                (f) The execution and delivery of this Agreement, and the consummation of the transactions contemplated herein, have been duly authorized by all necessary corporate action and will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, as applicable, pursuant to the Company's charter or by-laws or any indenture, loan agreement, contract or other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject, except for such breaches, defaults, liens, charges or encumbrances that individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect, nor, to its knowledge, will such actions result in any material violation of any applicable law, order, rule or regulation applicable to the Company of any court or of any federal, state or other regulatory authority or other governmental body having jurisdiction over the Company, except for such violations that individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company.

                (g) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

                (h) The shares of Common Stock initially issuable upon conversion of the Underwritten Securities have been duly and validly authorized and reserved for issuance and, when issued and delivered upon conversion and in accordance with the provisions of the Certificate of Amendment, will be duly and validly issued, fully paid and non-assessable and will conform in all material respects to the description of the Common Stock contained in the Prospectus.


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


                (i) The Certificate of Amendment creating the Underwritten Securities, the proposed form of which has been furnished to the Representatives, will have been duly filed with the Secretary of State of New Jersey on or before the Firm Closing Time (as defined in Section 2 hereof).

                (j) The Underwritten Securities have been duly authorized, and, when issued and delivered to and paid for by the Underwriters in accordance with the provisions of this Agreement, will have been validly issued and delivered and will be fully paid and non-assessable; and the Underwritten Securities will conform in all material respects to the descriptions thereof in the Prospectus.

                (k) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution and delivery by the Company of this Agreement, for the use of proceeds by the Company described in the Prospectus, or for the performance by the Company of the transactions contemplated by this Agreement, except (1) such as have been already made, obtained or rendered, as applicable, (2) as may be required under state securities or blue sky laws, (3) as may be required by any national securities exchange in connection with listing of the Underwritten Securities and Common Stock issuable upon conversion of the Underwritten Securities, (4) the filing of the Certificate of Amendment with the Secretary of State of New Jersey, or
         (5) as disclosed in or incorporated by reference into the Registration Statement or the Prospectus.

                (l) Except as disclosed in or incorporated by reference into the Registration Statement or the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company threatened in writing, against or affecting the Company or any of its subsidiaries that is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or that would reasonably be expected to result in a Material Adverse Effect, or that would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated under this Agreement or the performance by the Company of its obligations hereunder. Except for such proceedings, investigations and claims disclosed in or incorporated by reference into the Registration Statement or the Prospectus, the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective assets, properties or operations is the subject would not reasonably be expected to result in a Material Adverse Effect.

                (m) Deloitte & Touche LLP are independent certified public accountants as required by the 1933 Act and the Regulations.

                (n) The Company is not, and upon issuance and sale of the Underwritten Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 ACT").


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


         Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with an offering of Underwritten Securities shall be deemed a representation and warranty by the Company, as to the matters covered thereby and as of the date of such certificate, to each Underwriter participating in such offering.

         SECTION 2. PURCHASE AND SALE. The Company hereby agrees with the Underwriters as follows:

                (a) Subject to the terms and conditions herein set forth, (i) the Company agrees to issue and sell the Underwritten Securities to the several Underwriters as hereinafter provided, and each Underwriter agrees to purchase, severally and not jointly, from the Company the number of shares of Firm Securities set forth opposite such Underwriter's name in SCHEDULE II hereto at the purchase price set forth in SCHEDULE I hereto and (ii) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company up to 3,750,000 Optional Securities, at the purchase price per share set forth in clause (i) of this subsection (a), less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not on the Optional Securities. If the option is exercised as to all or any portion of the Optional Securities, each of the Underwriters, acting severally and not jointly, will purchase that portion of the total number of Optional Securities then being purchased which the number of Firm Securities set forth in Schedule II opposite the name of such Underwriter bears to the total number of Firm Securities, subject in each case to such adjustments as the Representatives, in their discretion, shall make to eliminate any sales or purchases of fractional shares.

                (b) In addition, the Company hereby grants to the Underwriters the right to purchase at their election up to 3,750,000 Optional Securities, at the purchase price per share set forth in subsection
         (a)(i) above, for the sole purpose of covering sales of shares in excess of the number of Firm Securities, provided that the purchase price per Optional Security shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Optional Securities. Such election, if any, to purchase Optional Securities may be exercised no more than three times and only by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by the Representatives but in no event earlier than the Firm Closing Time (as defined below) or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten Business Days (as defined below) after the date of such notice.

         Payment of the purchase price for, and delivery of, any Firm Securities to be purchased by the Underwriters shall be made at the office of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M., New York City time, on the third business day


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


(unless postponed in accordance with the provisions of Section 10) following the date of this Agreement or such other time as shall be agreed upon by the Representatives and the Company (each such time and date being referred to as the "FIRM CLOSING TIME"). Payment for the Optional Securities shall be made on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters' election to purchase such Optional Securities, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for payment of the purchase price for, and delivery of the Optional Securities, if not the Firm Closing Time, is herein called the "OPTION CLOSING TIME", and each such time and date for payment of the purchase price for, and delivery with respect to, the Underwritten Securities is referred to herein as a "CLOSING TIME". As used herein, the term "BUSINESS DAY" means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are permitted or required by law to be closed in The City of New York. Unless otherwise specified in this Agreement, payment shall be made to the Company by wire transfer of immediately available funds to such account(s) as the Company may designate in writing against delivery to the Representatives for the respective accounts of the Underwriters of the Underwritten Securities to be purchased by them. The Underwritten Securities or the certificates therefor shall be in such denominations and registered in such names as the Representatives may request in writing at least two business days prior to the applicable Closing Time. The Underwritten Securities will be made available for examination and packaging by the Representatives on or before the first business day prior to Closing Time.

         SECTION 3. COVENANTS OF THE COMPANY. The Company covenants with the Representatives, and with each Underwriter participating in the offering of Underwritten Securities, as follows:

                (a) The Company will promptly transmit copies of the Prospectus to the Commission for filing pursuant to Rule 424 of the Regulations and will furnish to the Underwriters named therein as many copies of the Prospectus as the Representatives shall reasonably request.

                (b) If, at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Underwritten Securities, any event shall occur or condition exist as a result of which it is necessary to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of circumstances existing at the time it is delivered to a purchaser or if it shall be necessary at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the Regulations, the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act or otherwise, as may be necessary so that such statements will not, in the light of the circumstances at the time the Prospectus is so required to be delivered, be misleading or so that the Registration Statement and Prospectus comply with such requirements.

                (c) With respect to the sale of Underwritten Securities, the Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, earning statements (in form complying with


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


         the provisions of Rule 158, or any applicable successor rule, under the 1933 Act) covering 12-month periods beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in Rule 158) of the Registration Statement relating to Underwritten Securities.

                (d) At any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Underwritten Securities, the Company will give the Representatives notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish the Representatives with copies of any such amendment or supplement or other documents proposed to be filed a reasonable time in advance of filing.

                (e) At any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Underwritten Securities, the Company will notify the Representatives promptly of (i) the effectiveness of any amendment to the Registration Statement, (ii) the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act, (iii) the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or any supplement to the Prospectus, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every commercially reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to promptly obtain the lifting thereof.

                (f) During the period specified in (b) above, the Company will deliver to the Representatives as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Representatives may reasonably request, and in each case as soon as practicable.

                (g) The Company will endeavor in good faith to qualify the Underwritten Securities for offer and sale under the applicable securities laws of such jurisdictions as the Representatives may reasonably designate; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will maintain such qualifications in effect for as long as may be reasonably required for the distribution of the Underwritten Securities, provided, however, that the Company shall not be obligated to file any general consent to service or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.


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


                (h) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act in connection with the sale of the Underwritten Securities, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act.

                (i) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, except as set forth below, the Company shall not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities of the Company that are substantially similar to the Common Stock, including, but not limited to, any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any substantially similar securities, without the prior written consent of Goldman, Sachs & Co., Banc of America Securities LLC and Citigroup Global Markets Inc.; PROVIDED, HOWEVER, that (i) the Company may issue and sell Common Stock or issue options for the purchase of its Common Stock, and file related registration statements, pursuant to any employee or director stock incentive or option plans, or dividend reinvestment plans of the Company in effect as of the date of this Agreement, or stock or option grants to current or prospective employees or directors, (ii) the Company may issue Common Stock issuable upon the conversion or exchange of securities or the exercise of warrants or options outstanding as of the date of this Agreement, or hereafter granted under the Company's stock incentive or option plans that exist as of the date of this Agreement, or stock or option grants to current or prospective employees or directors, and (iii) the Company may issue and sell the Underwritten Securities and the Common Stock issuable upon conversion of the Underwritten Securities and do other acts contemplated by this Agreement. The foregoing restriction shall not apply to the filing of a registration statement in respect of any securities of the Company, including Common Stock, after the date hereof; PROVIDED that the Company obtains the prior written consent of Goldman, Sachs & Co., Banc of America Securities LLC and Citigroup Global Markets Inc.

                (j) Prior to the Firm Closing Time, the Company shall file the Certificate of Amendment creating the Underwritten Securities, the proposed form of which has been furnished to the Representatives, with the Secretary of State of New Jersey.

                (k) The Company shall reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of its Common Stock upon conversion of the Underwritten Securities.

                (l) The Company shall use all commercially reasonable efforts to list, subject to notice of issuance, the Underwritten Securities and the shares of Common Stock issuable upon conversion of the Underwritten Securities on the New York Stock Exchange.

         SECTION 4. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase Underwritten Securities pursuant to this Agreement are subject to the accuracy of the representations and warranties on the part of the Company contained herein or in


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certificates of the Company's officers furnished pursuant to the provisions hereof, to the performance by the Company of all of its covenants and other obligations hereunder and to the following further conditions:

                (a) At the applicable Closing Time, (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, (ii) the Prospectus shall have been filed with the Commission pursuant to Rule 424 within the applicable time period prescribed for such filing by the rules and regulations under the 1933 Act and (iii) since the date hereof, there shall not have occurred any downgrading in the rating accorded to the Company's debt securities by Moody's Investors Service, Inc. or Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., nor shall any notice have been given by any such organization of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate an improvement in such rating.

                (b) At the applicable Closing Time, the Representatives shall have received:

                        (1) The opinion dated as of the applicable Closing Time,
                of Wachtell, Lipton, Rosen & Katz, counsel for the Company, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                                (i) This Agreement has been duly authorized, executed and delivered by the Company.

                                (ii)   The statements set forth in the
                        Prospectus under the captions "Description of Mandatory Convertible Preferred Stock" and "Description of Capital Stock", insofar as such statements constitute a summary of the terms of the Preferred Stock, the Common Stock or the Certificate of Amendment, and under the caption "Certain United States Federal Income Tax Consequences", insofar as such statements purport to summarize the provisions of the laws referred to therein, have been reviewed by such counsel and fairly summarize the matters described therein in all material respects.

                                (iii) The Registration Statement is effective under the 1933 Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                                (iv) Except where the failure to file or to obtain such authorization, approval, consent, license, order, registration, qualification or decree, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect or as disclosed in or incorporated by reference into the Registration Statement or Prospectus or as required under state securities or blue sky laws or as may be required by any national securities exchange in connection with listing of the


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                        Underwritten Securities and Common Stock issuable upon
                        conversion of the Underwritten Securities or the filing of the Certificate of Amendment with the Secretary of State of New Jersey, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution or delivery by the Company of this Agreement or for the performance by the Company of the transactions contemplated under the Prospectus or this Agreement, other than under the 1933 Act and the Regulations, which have already been made, obtained or rendered, as applicable.

                                (v)    The Company is not and, after giving
                        effect to the offering and sale of the Underwritten Securities, will not be an "investment company" or entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act.

                        Such opinion shall also state that in the course of
                such counsel's review and discussion in connection with the preparation of the Registration Statement and Prospectus, although such counsel has not independently verified, and is not passing upon and assumes no responsibility for, the accuracy, completeness or fairness of, or otherwise verified the statements made therein, other than as mentioned in (ii) of this subsection 4(b)(1), no facts have come to such counsel's attention that lead such counsel to believe (x) that the Registration Statement or any amendment thereto (except for the financial statements and other financial data included therein or omitted therefrom, as to which such counsel need not comment), at the time the Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (y) that the Prospectus (except for the financial statements and other financial data included therein or omitted therefrom, as to which such counsel need not comment), at the time the Prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           In rendering such opinion, such counsel may rely,
                without independent verification, (A) as to matters involving the application of laws of any jurisdiction other than the States of Delaware and New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are reasonably satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such counsel may further state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified. Such opinion may contain customary assumptions, exceptions, limitations, qualifications and comments.

                        (2) The opinion, dated as of the applicable Closing
                Time, of the General Counsel or the Vice President, Legal Affairs of the Company to the effect that:

                                (i) The Company is duly qualified to transact business and is in good standing in the states of Arkansas, Georgia, Tennessee and Texas.

                                (ii)   The execution and delivery of this
                        Agreement, the fulfillment of the terms herein and the consummation of the transactions herein contemplated will not conflict with or constitute a breach of, or default under, the charter or by-laws of the Company or, except for such conflicts, breaches or defaults that individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect, any agreement, indenture or other instrument known to such counsel of which the Company is a party or by which it is bound, or any law, administrative regulation or administrative or court order known to such counsel to be applicable to the Company.

                                (iii) Except as disclosed in or incorporated by reference into the Registration Statement or the Prospectus, to such counsel's knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of its subsidiaries thereof is a party or to which the assets, properties or operations of the Company or any of its subsidiaries thereof is subject, before or by any court or governmental agency or body, domestic or foreign, which would reasonably be expected to result in a Material Adverse Effect or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated under this Agreement, or the performance by the Company of its obligations hereunder.

                                (iv)   The Registration Statement and
                        Prospectus, and each amendment or supplement thereto (except for the financial statements and other financial data included therein or omitted therefrom, as to which such counsel need express no opinion), excluding the documents incorporated by reference therein, as of their respective effective or issue dates, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1933 Act and the Regulations.

                                (v) The documents incorporated by reference in the Prospectus (except for the financial statements and other financial data included therein or omitted therefrom and the exhibits thereto, as to which such counsel need express no opinion), as of the dates they were filed with the Commission, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

                        Such opinion shall also state that in the course of such
                counsel's review and discussion in connection with the preparation of the Registration Statement and Prospectus, although such counsel has not independently verified, and is not passing upon and assumes no responsibility for, the accuracy, completeness or fairness of, or otherwise verified the statements made or incorporated therein, no facts have come to such counsel's attention that lead such counsel to believe (i) that the Registration Statement or any amendment thereto (except for the financial statements and other financial data included therein or omitted therefrom, as to which such counsel need not comment), at the time the Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) that the Prospectus (except for the financial statements and other financial data included therein or omitted therefrom, as to which such counsel need not comment), at the time the Prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                        (3) The opinion, dated as of the applicable Closing
                Time, of Lowenstein Sandler PC, special counsel of the Company to the effect that:

                                (i)    The Company is a corporation duly
                        incorporated and validly existing in good standing under the laws of the State of New Jersey.

                                (ii) This Agreement has been duly authorized, executed and delivered by the Company.

                                (iii)  The Underwritten Securities have been
                        duly authorized for issuance and sale by the Company and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.

                                (iv) The Certificate of Amendment creating the Underwritten Securities has been duly filed with the Secretary of State of New Jersey on or before the Firm Closing Time.

                                (v) The issue and sale of the Underwritten Securities, the execution and delivery of this Agreement, the fulfillment of the terms herein set forth and the consummation of the transactions herein contemplated will not conflict with or constitute a breach of, or default under, the charter or by-laws of the Company or, except for such conflicts, breaches or defaults that individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect, any law, administrative regulation or administrative or court order known to such counsel to be applicable to the Company.

                                (vi) Except where the failure to file or to obtain such authorization, approval, consent, license, order, registration, qualification or decree, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect or as disclosed in or incorporated by reference into the Registration Statement or Prospectus or as required under state securities or blue sky laws or as may be required by any national securities exchange in connection with listing of the Underwritten Securities and the Common Stock issuable upon conversion of the Underwritten Securities or the filing of the Certificate of Amendment with the Secretary of State of New Jersey, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution or delivery by the Company of this Agreement or for the performance by the Company of the transactions contemplated under the Prospectus, this Agreement, and the Certificate of Amendment, other than under the 1933 Act and the Regulations.

                                (vii)   The Company has an authorized
                        capitalization as set forth in the Prospectus, and the shares of Common Stock initially issuable upon conversion of the Underwritten Securities have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Certificate of Amendment, will be duly and validly issued and fully paid and non-assessable.

                                (viii)  The statements set forth in the
                        Prospectus under the caption "Description of Mandatory Convertible Preferred Stock" and "Description of Capital Stock" and in the Registration Statement in Item 15, insofar as such statements constitute a summary of the terms of the Preferred Stock, the Common Stock, the Certificate of Amendment, the Company's certificate of incorporation, as amended, and the New Jersey Business Corporation Act, as amended, have been reviewed by such counsel and fairly summarize the matters described therein in all material respects.

                        Such opinion may contain customary assumptions,
                exceptions, limitations, qualifications and comments.

                        (4) The favorable opinion, dated as of the applicable
                Closing Time, of Shearman & Sterling LLP, counsel for the Underwriters, with respect to the matters as the Representatives may reasonably request.

                (c) At the applicable Closing Time, there shall not have been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any Material Adverse Effect or any development that would likely result in a prospective material adverse change in the financial condition, or in the results of operations, of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company, dated as of such Closing Time, to the effect that there has been no such Material Adverse Effect or any development that would likely result in a prospective material adverse change in the financial condition, or in the results of operations, of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and to the effect that the other representations and warranties of the Company contained in Section 1 are true and correct with the same force and effect as if made on and as of the Closing Time.

                (d) The Representatives shall have received from Deloitte & Touche LLP or other independent certified public accountants acceptable to the Representatives a letter, dated as of the date of this Agreement and delivered at such time, in form heretofore agreed to containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference into the Registration Statement and the Prospectus.

                (e) The Representatives shall have received from Deloitte & Touche LLP or other independent certified public accountants acceptable to the Representatives a letter, dated as of the applicable Closing Time, reconfirming or updating the letter required by subsection (d) of this Section to the extent that may be reasonably requested by the Representatives.

                (f) At the applicable Closing Time, counsel for the Underwriters shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities as herein contemplated and related proceedings.

                (g) The Company shall have obtained and delivered to the Underwriters executed copies of the agreement attached hereto as EXHIBIT A from the directors and officers listed on SCHEDULE III hereto.

         If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the applicable Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5.

         SECTION 5. PAYMENT OF EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including
(i) the printing and filing of the Registration Statement and all amendments thereto, (ii) the preparation, issuance and delivery of the Underwritten Securities to the Underwriters and the shares of Common Stock issuable upon conversion of the Underwritten Securities to the holders of such Underwritten Securities, (iii) the fees and disbursements of the Company's counsel and accountants, (iv) the qualification of the Underwritten Securities under securities laws in accordance with the provisions of Section 3(g), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Surveys and Legal Investment Surveys, (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Underwriters of copies this Agreement, any Blue Sky Surveys and Legal Investment Surveys, (vii) the fees, if any, of rating agencies for rating the Underwritten Securities, (viii) the costs and expenses related to any filing with any national securities exchange, (ix) the costs and expenses incident to the preparation of the Certificate of Amendment and the filing of the Certificate of Amendment with the Secretary of State of New Jersey, (x) any expenses incurred by the Company in connection with a "road show" presentation to potential investors, (xi) the cost and charges of any transfer agent and (xii) the fees and expenses, if any, incurred in connection with the listing of the Underwritten Securities on any national securities exchange.

         If this Agreement is terminated by the Representatives in accordance with the provisions of Section 4 or Section 9(i), the Company shall reimburse the Underwriters named on SCHEDULE II hereto for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         SECTION 6. INDEMNIFICATION. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

                (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or any omission or alleged omission therefrom, of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus related to the Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom, of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), any preliminary prospectus related to the Prospectus or the Prospectus (or any amendment or supplement thereto);

                (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the prior written consent of the Company; and

                (iii) against any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made based upon written information furnished to the Company by any Underwriter through the Representatives, expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus related to the Prospectus or the Prospectus (or any amendment or supplement thereto) and PROVIDED FURTHER that the foregoing indemnity agreement with respect to any preliminary prospectus related to the Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Underwritten Securities, or any person controlling any Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, within a reasonable period of time prior to the written confirmation of the sale of the Underwritten Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Sections 3(a) and 3(f) hereof.

                (b) Each Underwriter severally agrees that it will indemnify and hold harmless the Company and each of its officers who signs the Registration Statement and each of its directors and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company, but only with respect to statements or omissions made in any preliminary prospectus related to the Prospectus, the Prospectus (or any amendment or supplement thereto) or the Registration Statement (or any amendment thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), any preliminary prospectus related to the Prospectus or the Prospectus (or any amendment or supplement thereto). In case any action shall be brought against the Company or any person so indemnified based on the Registration Statement (or any amendment thereto), any preliminary prospectus related to the Prospectus or the Prospectus (or any amendment or supplement thereto) and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each person so indemnified shall have the rights and duties given to the Underwriters, by the provisions of subsection (a) of this Section.

                (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent the indemnifying party is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent (which consent will not be unreasonably withheld) of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         SECTION 7. CONTRIBUTION. If the indemnification provisions provided in
Section 6 above should under applicable law be unavailable to an indemnified party or insufficient in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Underwritten Securities or (ii) if the allocation in clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Underwritten Securities as set forth on such cover. The relative fault shall be determined by reference to, among other things, whether the indemnified party failed to give the notice required under Section 6 above including the consequences of such failure, and whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission of the Company and the Underwriters, directly or through the Representatives of the Underwriters. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this
Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 7 to contribute are several in proportion to their respective underwriting obligations as set forth opposite their respective names in
SCHEDULE II hereto and not joint.

         The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer who signs the Registration Statement and each director of the Company and to each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act.

         SECTION 8. AGREEMENTS TO SURVIVE DELIVERY. All agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement, or any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of any Underwritten Securities to the Underwriters.

         SECTION 9. TERMINATION. The Representatives may terminate this Agreement, immediately upon notice to the Company, at any time prior to the applicable Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any Material Adverse Effect or any development that would likely result in a prospective material adverse change in the financial condition, or in the results of operations, of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to market the Underwritten Securities or enforce contracts for the sale of the Underwritten Securities, or
(iii) if trading on the New York Stock Exchange has been suspended or materially limited and such suspension or limitation makes it, in the reasonable judgment of the Representatives, impracticable or inadvisable to market the Underwritten Securities or enforce contracts for the sale of the Underwritten Securities, or
(iv) if a banking moratorium has been declared by either

Federal or New York authorities, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States. In the event of any such termination, (x) the covenants set forth in
Section 3 with respect to any offering of Underwritten Securities shall remain in effect so long as any Underwriter retains beneficial ownership of any such Underwritten Securities purchased from the Company pursuant to this Agreement and (y) the covenant set forth in Section 3(c) (to the extent there has been a sale of Underwritten Securities), the provisions of Section 5, the indemnity agreement set forth in Section 6, the contribution agreement set forth in
Section 7 and the provisions of Sections 8 and 13 shall remain in effect.

         SECTION 10. DEFAULT. If one or more of the Underwriters participating in an offering of Securities shall fail at the applicable Closing Time to purchase the Underwritten Securities which it is or they are obligated to purchase under this Agreement (the "DEFAULTED SECURITIES"), then the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, during such 24 hours the Representatives shall not have completed such arrangements for the purchase of all of the Defaulted Securities, then:

(a) if the aggregate liquidation preference amount of Defaulted Securities does not exceed 10% of the aggregate liquidation preference amount of the Underwritten Securities to be purchased pursuant to this Agreement, the non-defaulting Underwriters named in SCHEDULE II to this Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations thereunder bear to the aggregate underwriting obligations of all such non-defaulting Underwriters, or

(b) if the aggregate liquidation preference amount of Defaulted Securities exceeds 10% of the aggregate liquidation preference amount of the Underwritten Securities to be purchased pursuant to this Agreement and arrangements satisfactory to the Representatives and the Company for the purchase of such Defaulted Securities are not made within 24 hours after such default, this Agreement shall terminate without any liability on the part of any non-defaulting Underwriters or the Company.

         As used in this Section only, the aggregate amount or aggregate liquidation preference amount of Underwritten Securities shall mean the aggregate liquidation preference amount of any Preferred Stock.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         In the event of a default by any Underwriter or Underwriters as set forth in this Section, either the Representatives or the Company shall have the right to postpone the applicable Closing Time for a period ending as soon as practicable after the original Closing Time, but in any event not exceeding seven days after the original Closing Time, in order that any required changes, if any, in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

         SECTION 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives; c/o Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004; notices to the Company shall be directed to it at 2000 Galloping Hill Road, Kenilworth, New Jersey 07033,
Attention: Mr. Joseph LaRosa, Vice President, Legal Affairs.

         SECTION 12. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Company and the Underwriters, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.

         SECTION 14. COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which shall be an original, and if executed in more than one counterpart the executed counterparts shall constitute a single instrument with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 15. EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                            [SIGNATURE PAGE FOLLOWS]

                                      Very truly yours,

                                      SCHERING-PLOUGH CORPORATION



                                      By:  /s/ Robert Bertolini
                                         ---------------------------------------
                                         Name: Robert Bertolini
                                         Title: Executive Vice President and
                                                Chief Financial Officer




Accepted: August 10, 2004

GOLDMAN, SACHS & CO.
BANC OF AMERICA SECURITIES LLC
CITIGROUP GLOBAL MARKETS INC.
As Representatives of the Underwriters
named in SCHEDULE II hereto

GOLDMAN, SACHS & CO.


By:   /s/ Goldman, Sachs & Co.
   -----------------------------------
   (Goldman, Sachs & Co.)


BANC OF AMERICA SECURITIES LLC


By:   /s/ Derek Dillon
   -----------------------------------
 Name:  Derek Dillon
 Title: Managing Director


CITIGROUP GLOBAL MARKETS INC.


By:   /s/ Scott Daniel
   -----------------------------------
 Name:  Scott Daniel
 Title: Director

                                                                      SCHEDULE I


Representatives:                           Goldman, Sachs & Co., Banc of America
                                           Securities LLC and Citigroup Global
                                           Markets Inc.

Underwriting Agreement dated:              August 4, 2004

Registration Statement No.:                333-113222

Title of Securities:                       6.00% Mandatory Convertible Preferred
                                           Stock

Certificate of Amendment:                  Executed by the Company and to be
                                           filed with the Secretary of State of
                                           New Jersey on or before the Firm
                                           Closing Time.

Issue size:                                $1,250,000,000 (plus $187,500,000
                                           option)

Price to public:                           $50.00 per share of Preferred Stock

Gross spread:                              3.00%

Purchase price paid by
the Underwriter:                           $48.50 per share

Option: To the extent the underwriters sell more than 25,000,000 shares of Preferred Stock, the underwriters have the option to purchase up to an additional 3,750,000 shares of Preferred Stock from us at the purchase price paid by the
                                           Underwriter, within 30 days from the
                                           date of the Prospectus Supplement.

Other Provisions:                          As set forth in the Prospectus
                                           Supplement dated August 4, 2004

Firm Closing Time:                         August 10, 2004

Closing Location:                          Shearman & Sterling LLP

Address for Notices to
Underwriters:                              85 Broad Street
                                           New York, New York  10004
                                           Attention:  Prospectus Department

                                                                     SCHEDULE II

                                                             Number of Firm
                                                            Securities to be
                                                               Purchased

Goldman, Sachs & Co. ..............................            6,000,000

Banc of America Securities LLC ....................            6,000,000

Citigroup Global Markets Inc ......................            6,000,000

Credit Suisse First Boston LLC ....................            3,000,000

Morgan Stanley & Co. Incorporated .................            3,000,000

BNP Paribas Securities Corp. ......................              267,500

BNY Capital Markets, Inc. .........................              200,000

ING Financial Markets LLC .........................              200,000

Mellon Financial Markets, LLC .....................              200,000

The Williams Capital Group, L.P. ..................              132,500

         Total.....................................           25,000,000
                                                              ==========

                                                                   SCHEDULE III

         OFFICERS AND DIRECTORS OF THE COMPANY SUBJECT TO 90-DAY LOCK-UP


NAME                               TITLE

Fred Hassan                        Chairman, Chief Executive Officer & President

Philip Leder, M.D.                 Director

Eugene R. McGrath                  Director

Richard de J. Osborne              Director

Hans W. Becherer                   Director

Kathryn C. Turner                  Director

Robert F. W. van Oordt             Director

Carl E. Mundy, Jr.                 Director

Patricia F. Russo                  Director

Arthur F. Weinbach                 Director

Robert J. Bertolini                Executive Vice President and Chief Financial
                                      Officer

C. Ron Cheeley                     Senior Vice President, Global Human Resources

Carrie S. Cox                      Executive Vice President and President,
                                      Global Pharmaceuticals

Douglas J. Gingerella              Vice President and Controller

Raul E. Kohan                      President, Animal Health and Group Head,
                                      Global Specialty Operations

Cecil B. Pickett                   Vice President and President, Schering-Plough
                                      Research Institute

Thomas J. Sabatino, Jr.            Executive Vice President and General Counsel

Brenton Saunders                   Senior Vice President, Global Compliance and
                                      Business Practices

                                                                       EXHIBIT A

                           SCHERING-PLOUGH CORPORATION

                                LOCK-UP AGREEMENT


                                AUGUST ___, 2004

Goldman, Sachs & Co.
Banc of America Securities LLC
Citigroup Global Markets Inc.
c/o Goldman, Sachs & Co.
85 Broad Street
New York, NY  10004

         Re:  SCHERING-PLOUGH CORPORATION - LOCK-UP AGREEMENT

Ladies and Gentlemen:

         The undersigned understands that you, as representatives (the "REPRESENTATIVES"), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in SCHEDULE II to such agreement (collectively, the "UNDERWRITERS"), with Schering-Plough Corporation, a New Jersey corporation (the "COMPANY"), providing for a public offering (the "PUBLIC OFFERING") of the Mandatory Convertible Preferred Stock, par value $1.00 per share, of the Company (the "SHARES") pursuant to a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission.

         In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of the supplemental Preliminary Prospectus to be filed in connection with the announcement of commencement of the Public Offering and continuing to and including the date 90 days after the date of the final prospectus covering the public offering of the Shares (the "LOCK-UP PERIOD"), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any common shares, par value $0.50 per share, of the Company (the "COMMON STOCK"), or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, in each case, whether now beneficially owned or hereinafter acquired by the undersigned (including holding as a custodian) (collectively the "UNDERSIGNED'S SHARES").

         The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned's Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned's

Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

         Notwithstanding the foregoing, the undersigned may transfer the Undersigned's Shares (i) as a BONA FIDE gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to any corporation, limited liability company, limited partnership or general partnership of which all of the equity interest is owned by the undersigned, or the immediate family of the undersigned and/or one or more trusts, described in clause (ii) above, provided the transferee agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iv) if the transfer of such Undersigned's Shares occurs by operation of law, such as rules of intestate succession or statutes governing the effects of a merger, provided that the transferee agrees to be bound in writing by the restrictions set forth herein, or (v) with the prior written consent of Goldman, Sachs & Co., Banc of America Securities LLC and Citigroup Global Markets Inc. For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, partnership, trust or similar entity, it may transfer the capital stock of the Company to any wholly-owned subsidiary of such entity, or to its partners, members or shareholders; PROVIDED, HOWEVER, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. Except as otherwise disclosed on Exhibit 1 hereto, if any, the undersigned now has, and, except as contemplated by clause (i), (ii), (iii), (iv) or (v) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned's Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Undersigned's Shares except in compliance with the foregoing restrictions during the Lock-Up Period.

         The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns. This Lock-Up Agreement shall lapse and become null and void if the Public Offering is not consummated on or before September 15, 2004, or, if earlier, the date the Underwriting Agreement (other than provisions thereof which survive termination) shall terminate or be terminated for any reason, prior to the payment for and delivery of the Shares.

         This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.

                                      Very truly yours,

                                      ----------------------------------------
                                      Exact Name of Shareholder

                                      ----------------------------------------
                                      Authorized Signature

                                      ----------------------------------------
                                      Title

                                                                       EXHIBIT 1

                        [To be completed by Shareholder.]